Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements of Prologis, Inc. and Prologis, L.P. as of December 31, 2019 and for the year ended December 31, 2019

Table of Contents

Page Number
Prologis, Inc.:
Pro Forma Condensed Combined Balance Sheet as of December 31, 2019 (Unaudited)	4
Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2019 (Unaudited)	5

Prologis, L.P.:
Pro Forma Condensed Combined Balance Sheet as of December 31, 2019 (Unaudited)	6
Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2019 (Unaudited)	7

Prologis, Inc. and Prologis, L.P:
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	8

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On October 27, 2019, Prologis Inc., Prologis L.P. (“Prologis OP”), Lambda REIT Acquisition LLC (“Prologis Merger Sub”) and Prologis OP Acquisition LLC (“Prologis OP Merger Sub”) (the terms “we,” “our,” or “us” mean Prologis, Inc. and Prologis OP, collectively) entered into a merger agreement with Liberty Property Trust, Liberty Property Limited Partnership (“Liberty OP”) and Leap Holdco Property Trust (“New Liberty Holdco”), pursuant to which, subject to the terms and conditions set forth in the merger agreement (i) an indirect wholly owned subsidiary of Liberty Property Trust merged with and into Liberty Property Trust, with Liberty Property Trust continuing as the surviving entity and an indirect wholly owned subsidiary of New Liberty Holdco (the “Company Merger”), (ii) thereafter, New Liberty Holdco merged with and into Prologis Merger Sub, with Prologis Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Prologis, Inc. (the “Topco Merger”), (iii) thereafter, Prologis, Inc. and its applicable subsidiaries and Prologis Merger Sub caused all of the outstanding equity interests of Liberty Property Trust to be contributed to Prologis OP in exchange for the issuance by Prologis OP of Prologis OP common units to other subsidiaries of Prologis, Inc. and (iv) thereafter, Prologis OP Merger Sub merged with and into Liberty OP, with Liberty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP (the “Partnership Merger” and, collectively with the Company Merger and the Topco Merger, the “Mergers”). The combined company after the Mergers is herein referred to as the “Combined Company.” The term “Liberty” means Liberty Property Trust and Liberty OP collectively.

Under the terms of the merger agreement, at the effective time of the Topco Merger, each issued and outstanding Liberty Property Trust common share as of immediately prior to the Company Merger was converted automatically into the right to receive 0.675 shares (the “Exchange Ratio”) of Prologis, Inc. common stock. At the effective time of the Partnership Merger, each issued and outstanding common unit of Liberty OP as of immediately prior to the Partnership Merger was converted into 0.675 common units of Prologis OP.

On February 4, 2020, the Mergers discussed above were consummated. We acquired Liberty Property Trust and Liberty OP for approximately $13 billion through the issuance of equity based on the value of the Prologis, Inc. common stock issued using the closing price on February 3, 2020 and the assumption of debt.

After consideration of all applicable factors pursuant to the business combination accounting rules, we expect to treat the Mergers as an asset acquisition under United States Generally Accepted Accounting Principles and as a result the transaction costs will be capitalized to the basis of the acquired properties.

Description of Presentation

Prologis, Inc. is a real estate investment trust (a “REIT”) and the general partner of Prologis OP. We operate Prologis, Inc. and Prologis OP as one enterprise. The management of Prologis, Inc. consists of the same members as the management of Prologis OP. As sole general partner, Prologis, Inc. has control of Prologis OP through complete responsibility and discretion in the day-to-day management and therefore, consolidates Prologis OP for financial reporting purposes. Because the only significant asset of Prologis, Inc. is its investment in Prologis OP, the assets and liabilities of Prologis, Inc. and Prologis OP are the same on their respective financial statements.

The presentation of noncontrolling interests, stockholders’ equity and partners’ capital are the main areas of difference between the consolidated financial statements of Prologis, Inc. and those of Prologis OP. The differences in the presentations between stockholders’ equity and partners’ capital result from the differences in the equity and capital issuances in Prologis, Inc. and Prologis OP. Unless otherwise indicated the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements apply to both Prologis, Inc. and Prologis OP. The term “Prologis” means Prologis, Inc. and Prologis OP collectively.

Pro forma Information

The following Unaudited Pro Forma Condensed Combined Financial Statements combine the historical consolidated financial statements of Prologis and Liberty (“Pro Forma Financial Statements”), including Pro Forma Balance Sheets and Statements of Income. The accompanying Pro Forma Balance Sheets at December 31, 2019 have been prepared as if the Mergers had occurred as of December 31, 2019. The accompanying Pro Forma Statements of Income for the year ended December 31, 2019 have been prepared as if the Mergers had occurred as of January 1, 2019. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2018 of Prologis, Inc. and Prologis OP were included in the unaudited pro forma condensed combined financial statements within Exhibit 99.1 of the Prologis’ Current Report on Form 8-K filed on January 28, 2020.

During the period from January 1, 2019 through the filing of this Form 8-K/A, Prologis and Liberty acquired and disposed of various real estate assets. None of the assets acquired and disposed of by the respective companies during this period exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following Pro Forma Statements of Income for the year ended December 31, 2019 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2019.

Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are referred to in this section as the accompanying notes.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. Under acquisition accounting, the total cost or total consideration exchanged is allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed, including an allocation to the individual buildings, land and lease intangibles, on a relative fair value basis. The total consideration and assignment of fair values to Liberty’s assets and liabilities has not been finalized and is subject to change and the actual amounts could vary materially from this pro forma information.

The pro forma information has been prepared in accordance with the rules and regulations of the SEC. All significant adjustments that can be factually supported, are directly attributable to the Mergers and are expected to have a continuing impact within the SEC regulations covering the preparation of pro forma financial statements, have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position.

You are urged to read the pro forma information below together with Prologis’ and Liberty’s publicly available historical consolidated financial statements and accompanying notes.

Merger Consideration

For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements, Prologis has assumed a preliminary total purchase price of approximately $10.2 billion for the Mergers, which consists of Prologis, Inc. common stock and Prologis OP common units issued in exchange for the Liberty Property Trust common shares and Liberty OP common units (in millions, except price per share/unit):

Number of Liberty shares and units converted to Prologis shares and units on February 4, 2020 (1)	109.33
Multiplied by closing price of Prologis common stock on February 3, 2020 (2)	$91.87
Estimated fair value of Prologis common shares and units to be issued	$10,044
Estimated transaction costs (3)	115
Estimated aggregate consideration	$10,159

(1)

The Liberty Property Trust shareholders and Liberty OP unitholders received 0.675 of a newly issued share of Prologis, Inc. common stock and Prologis OP common unit, respectively, for each Liberty common share or common unit that they owned on February 4, 2020. The number of Liberty shares and units converted to Prologis shares and units on February 4, 2020, subsequent to the application of the Exchange Ratio, was used to calculate the estimated aggregate consideration for purposes of the pro forma calculation. The use of Liberty shares and units as of February 4, 2020 was not materially different than Liberty shares and units outstanding as of December 31, 2019.

(2)

Pursuant to accounting rules, the purchase price is based on the closing price of Prologis, Inc.’s common stock on February 3, 2020, with the consummation of the Mergers before the market opened on February 4, 2020.

(3)

For purposes of the pro forma information, estimated transaction costs for the Mergers were included in the estimated aggregate consideration. These estimated transaction costs are expected to be approximately $115 million and include costs associated with investment banker advisory fees, legal fees, termination and severance and other costs. These costs will be capitalized by Prologis. Termination and severance costs for the acceleration of unvested Liberty common shares under Liberty’s equity incentive plan that become fully vested at closing are included in the estimated fair value of Prologis, Inc. common stock to be issued.

The Unaudited Pro Forma Condensed Combined Financial Statements included herein do not give effect to any potential cost reductions or other operating efficiencies that we expect to result from the Mergers. Additionally, they do not include management’s plans or intent after the Mergers.

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

December 31, 2019

(In thousands)

	Historical (A)		Pro Forma		Pro Forma
	Prologis	Liberty	Adjustments		Combined
ASSETS
Investments in real estate properties	$35,224,414	$7,004,493	$5,025,609	(B)	$47,254,516
Less accumulated depreciation	5,437,662	1,069,197	(1,069,197)	(C)	5,437,662
Net investments in real estate properties	29,786,752	5,935,296	6,094,806		41,816,854
Investments in and advances to unconsolidated entities	6,237,371	346,868	117,182	(D)	6,701,421
Assets held for sale or contribution	720,685	114,665	36,614	(E)	871,964
Net investments in real estate	36,744,808	6,396,829	6,248,602		49,390,239

Lease right-of-use assets	486,330	18,038	2,912	(F)	507,280
Cash and cash equivalents	1,088,855	184,302	-		1,273,157
Other assets	1,711,857	375,580	314,731	(G)	2,402,168
Total assets	$40,031,850	$6,974,749	$6,566,245		$53,572,844

LIABILITIES AND EQUITY
Liabilities:
Debt	$11,905,877	$2,693,664	$218,504	(H)	$14,818,045
Lease liabilities	471,634	18,784	2,912	(F)	493,330
Accounts payable and accrued expenses	704,954	119,375	-		824,329
Other liabilities	877,601	205,884	122,027	(I)	1,205,512
Total liabilities	13,960,066	3,037,707	343,443		17,341,216

Equity:
Stockholders’ equity:
Series Q preferred shares	68,948	-	-		68,948
Common stock	6,318	158	913	(J)	7,389
Additional paid-in capital	25,719,427	4,152,079	5,793,425	(J)	35,664,931
Accumulated other comprehensive loss	(990,398)	(47,157)	47,157	(J)	(990,398)
Distributions in excess of net earnings	(2,151,168)	(229,662)	229,662	(J)	(2,151,168)
Total stockholders’ equity	22,653,127	3,875,418	6,071,157		32,599,702
Noncontrolling interests	2,775,394	274	423	(K)	2,776,091
Limited partnership unitholders	643,263	61,350	151,222	(J)	855,835
Total equity	26,071,784	3,937,042	6,222,802		36,231,628
Total liabilities and equity	$40,031,850	$6,974,749	$6,566,245		$53,572,844

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the year ended December 31, 2019

(In thousands, except per share data)

	Historical (A)		Pro Forma		Pro Forma
	Prologis	Liberty *	Adjustments		Combined
Revenues:
Rental	$2,831,818	$479,644	$160,354	(L)	$3,471,816
Strategic capital	491,886	7,018	2,339		501,243
Development management and other	6,917	2,099	700	(M)	9,716
Total revenues	3,330,621	488,761	163,393		3,982,775
Expenses:
Rental	734,266	118,250	39,417	(M)	891,933
Strategic capital	184,661	5,983	1,994		192,638
General and administrative	266,718	42,903	14,301	(M)	323,922
Depreciation and amortization	1,139,879	130,501	230,327	(N)	1,500,707
Other	13,149	2,712	904		16,765
Total expenses	2,338,673	300,349	286,943		2,925,965

Operating income before gains on real estate transactions, net	991,948	188,412	(123,550)		1,056,810
Gains on real estate transactions, net	857,818	21,125	-		878,943
Operating income	1,849,766	209,537	(123,550)		1,935,753

Other income (expense):
Earnings from unconsolidated entities, net	200,178	10,966	158	(O)	211,302
Interest expense	(239,953)	(76,644)	5,500	(P)	(311,097)
Interest and other income, net	24,213	12,446	4,149		40,808
Foreign currency and derivative losses, net	(41,715)	-	-		(41,715)
Losses on early extinguishment of debt, net	(16,126)	-	-		(16,126)
Total other income (expense)	(73,403)	(53,232)	9,807		(116,828)
Earnings before income taxes	1,776,363	156,305	(113,743)		1,818,925
Total income tax expense	74,517	1,449	483		76,449
Consolidated net earnings	1,701,846	154,856	(114,226)		1,742,476
Less net earnings attributable to noncontrolling interests	128,887	3,706	(2,903)	(Q)	129,690
Net earnings attributable to controlling interests	1,572,959	151,150	(111,323)		1,612,786
Less preferred stock dividends	6,009	-	-		6,009
Net earnings attributable to common stockholders	$1,566,950	$151,150	$(111,323)		$1,606,777

Weighted average common shares outstanding – Basic	630,580	148,532			737,619	(R)
Weighted average common shares outstanding – Diluted	654,903	149,383			764,229	(R)

Net earnings per share attributable to common stockholders – Basic	$2.48	$1.02			$2.18

Net earnings per share attributable to common stockholders – Diluted	$2.46	$1.01			$2.16

* Liberty amounts reflect the nine months ended September 30, 2019.

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

December 31, 2019

(In thousands)

	Historical (A)		Pro Forma		Pro Forma
	Prologis	Liberty	Adjustments		Combined
ASSETS
Investments in real estate properties	$35,224,414	$7,004,493	$5,025,609	(B)	$47,254,516
Less accumulated depreciation	5,437,662	1,069,197	(1,069,197)	(C)	5,437,662
Net investments in real estate properties	29,786,752	5,935,296	6,094,806		41,816,854
Investments in and advances to unconsolidated entities	6,237,371	346,868	117,182	(D)	6,701,421
Assets held for sale or contribution	720,685	114,665	36,614	(E)	871,964
Net investments in real estate	36,744,808	6,396,829	6,248,602		49,390,239

Lease right-of-use assets	486,330	18,038	2,912	(F)	507,280
Cash and cash equivalents	1,088,855	184,302	-		1,273,157
Other assets	1,711,857	375,580	314,731	(G)	2,402,168
Total assets	$40,031,850	$6,974,749	$6,566,245		$53,572,844

LIABILITIES AND CAPITAL
Liabilities:
Debt	$11,905,877	$2,693,664	$218,504	(H)	$14,818,045
Lease liabilities	471,634	18,784	2,912	(F)	493,330
Accounts payable and accrued expenses	704,954	119,375	-		824,329
Other liabilities	877,601	205,884	122,027	(I)	1,205,512
Total liabilities	13,960,066	3,037,707	343,443		17,341,216

Capital:
Partners’ capital	23,296,390	3,936,768	6,222,379	(J)	33,455,537
Noncontrolling interests	2,775,394	274	423	(K)	2,776,091
Total capital	26,071,784	3,937,042	6,222,802		36,231,628
Total liabilities and capital	$40,031,850	$6,974,749	$6,566,245		$53,572,844

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the year ended December 31, 2019

(In thousands, except per share data)

	Historical (A)		Pro Forma		Pro Forma
	Prologis	Liberty *	Adjustments		Combined
Revenues:
Rental	$2,831,818	$479,644	$160,354	(L)	$3,471,816
Strategic capital	491,886	7,018	2,339		501,243
Development management and other	6,917	2,099	700	(M)	9,716
Total revenues	3,330,621	488,761	163,393		3,982,775
Expenses:
Rental	734,266	118,250	39,417	(M)	891,933
Strategic capital	184,661	5,983	1,994		192,638
General and administrative	266,718	42,903	14,301	(M)	323,922
Depreciation and amortization	1,139,879	130,501	230,327	(N)	1,500,707
Other	13,149	2,712	904		16,765
Total expenses	2,338,673	300,349	286,943		2,925,965

Operating income before gains on real estate transactions, net	991,948	188,412	(123,550)		1,056,810
Gains on real estate transactions, net	857,818	21,125	-		878,943
Operating income	1,849,766	209,537	(123,550)		1,935,753

Other income (expense):
Earnings from unconsolidated entities, net	200,178	10,966	158	(O)	211,302
Interest expense	(239,953)	(76,644)	5,500	(P)	(311,097)
Interest and other income, net	24,213	12,446	4,149		40,808
Foreign currency and derivative losses, net	(41,715)	-	-		(41,715)
Losses on early extinguishment of debt, net	(16,126)	-	-		(16,126)
Total other income (expense)	(73,403)	(53,232)	9,807		(116,828)
Earnings before income taxes	1,776,363	156,305	(113,743)		1,818,925
Total income tax expense	74,517	1,449	483		76,449
Consolidated net earnings	1,701,846	154,856	(114,226)		1,742,476
Less net earnings attributable to noncontrolling interests	82,222	235	73	(Q)	82,530
Net earnings attributable to controlling interests	1,619,624	154,621	(114,299)		1,659,946
Less preferred unit distributions	6,009	-	-		6,009
Net earnings attributable to common unitholders	$1,613,615	$154,621	$(114,299)		$1,653,937

Weighted average common units outstanding – Basic	641,128	152,045			750,454	(R)
Weighted average common units outstanding – Diluted	654,903	152,896			764,229	(R)

Net earnings per unit attributable to common unitholders – Basic	$2.48	$1.02			$2.18

Net earnings per unit attributable to common unitholders – Diluted	$2.46	$1.01			$2.16

* Liberty amounts reflect the nine months ended September 30, 2019.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(1) Preliminary Purchase Price Allocation

The following preliminary allocation of the Liberty purchase price is based on the preliminary estimate of the fair value of the tangible and intangible assets and liabilities of Liberty at December 31, 2019. The final determination of the allocation of the purchase price will be based on the relative fair value of such assets and liabilities as of the actual consummation date of the Mergers. Such final determination of the purchase price may be significantly different from the preliminary estimates used in the pro forma financial statements.

The estimated purchase price of Liberty of $10.2 billion (as calculated in the manner described above) is allocated to the tangible and intangible assets acquired and assumed liabilities based on the following preliminary basis at December 31, 2019 (dollar amounts in thousands):

Investments in real estate properties, net	$12,030,102
Investments in and advances to unconsolidated entities	464,050
Assets held for sale or contribution	151,279
Cash, lease right-of-use assets and other assets, including lease intangible assets	895,563
Debt	(2,912,168)
Accounts payable, accrued expenses, lease liabilities and other liabilities, including lease intangible liabilities	(468,982)
Noncontrolling interests	(697)
Total estimated purchase price, including transaction costs	$10,159,147

(2) Historical Financial Statements

(A)	In order to conform to the current Prologis presentation, we condensed and reclassified certain amounts presented in the historical financial statements of Prologis and Liberty.

(3) Pro Forma Adjustments

Adjustments for Pro Forma Condensed Combined Balance Sheets:

Unless otherwise indicated, the pro forma adjustments apply to both Prologis, Inc. and Prologis OP.

(B)

Liberty’s real estate assets have been adjusted to their estimated fair value at December 31, 2019. We estimated the fair value of each property generally by applying a capitalization rate to the estimated net operating income and adding a portfolio premium to the property based on the relative fair value of the property in comparison to the total portfolio, excluding real estate assets classified as Assets Held for Sale or Contribution. We determined the capitalization rates that were appropriate by market, based on recent appraisals, transactions or other market data. The fair value of land is generally based on relevant market data, such as a comparison of the subject site to similar parcels that have recently been sold or are currently being offered on the market for sale.

(C)	Liberty’s historical accumulated depreciation balance is eliminated.

(D)

Liberty’s investments in and advances to unconsolidated entities have been adjusted to their estimated fair value at December 31, 2019. The fair values for the investments were calculated using similar valuation methods as those used for consolidated real estate assets and debt.

(E)

At December 31, 2019, Liberty had seven operating properties and one parcel of land that were classified as held for sale and carried at the lesser of cost or fair value less costs to sell. Adjustments to Liberty’s historical balances associated with these properties reflect the real estate assets at their sales value less costs to sell. Prologis intends to dispose of a portion of the acquired real estate assets from Liberty, including both non-strategic logistics and non-industrial properties, over the next 12 months. There was no pro forma adjustment made to reflect Prologis’ future intent to sell these properties.

(F)

Liberty’s lease right-of-use assets and lease liabilities for ground and office space leases, in which Liberty is the lessee, were adjusted to their estimated value at December 31, 2019. We estimated the value of each lease by calculating the present value of the future minimum rental payments at December 31, 2019 using Prologis’ weighted average incremental borrowing rate of 3.7%. The weighted average remaining lease term for these operating leases was 47 years at December 31, 2019.

(G)	Adjustments to Liberty’s historical balance of other assets are as follows (in thousands):

Elimination of straight-line rent receivable	$(128,456)
Elimination of previously acquired lease intangible assets	(162,822)
Elimination of deferred financing costs	(2,315)
Recognition of value of acquired lease intangible assets	608,324
Total	$314,731

The fair value of acquired lease intangible assets includes leasing commissions, foregone rent and above market leases. We recognize an asset for leasing commissions based on our estimate of the cost to lease space in the applicable markets. Foregone rents include the value of the revenue and recovery of costs foregone during a reasonable lease-up period, as if the space was vacant, in each of the applicable markets. An asset was recognized for acquired leases with favorable rents based on our best estimate of current market rents in each of the applicable markets.

(H)

Liberty’s debt balances have been adjusted to their estimated fair value at December 31, 2019. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available to us for the issuance of debt with similar terms and remaining maturities.

(I)	Adjustments to Liberty’s historical balance of other liabilities are as follows (in thousands):

Elimination of previously acquired lease intangible liabilities	$(13,170)
Recognition of value of acquired lease intangible liabilities	135,197
Total	$122,027

The fair value of acquired lease intangible liabilities includes a liability for acquired leases with unfavorable rents based on our best estimate of current market rents in each of the applicable markets.

(J)

Adjustments represent the elimination of historical Liberty balances and the issuance of Prologis, Inc. common stock and Prologis OP common units in exchange for Liberty Property Trust common shares and Liberty OP common units in the Mergers. The adjustment for the limited partnership unitholders at December 31, 2019 is based on the limited partnership unitholders’ ownership percentage in the fair value adjustments described above.

(K)	The adjustment for noncontrolling interests in the consolidated entities at December 31, 2019 is based on the noncontrolling interests’ share in the fair value adjustments described above.

Adjustments for Pro Forma Condensed Combined Statements of Income:

The historical results for Liberty represent the period from January 1, 2019 through September 30, 2019. Therefore, the pro forma adjustment column includes the adjustments described below and adjustments to annualize the historical results to represent the additional estimated financial results from October 1, 2019 through December 31, 2019.

The pro forma adjustments to the Condensed Combined Statements of Income assume that a purchase price allocation done as of January 1, 2019 was equivalent to amounts assigned based on the estimated purchase price allocation done at December 31, 2019 and reflected in the Pro Forma Condensed Combined Balance Sheets.

(L)

Rental revenue is adjusted to remove $16.0 million of Liberty’s historical straight-line rent and amortization of the asset or liability from acquired leases with favorable or unfavorable market rents for the nine months ended September 30, 2019. Rental revenue is further adjusted to recognize $21.8 million attributable to acquired leases on a straight-line basis and the amortization of the asset or liability from the acquired leases with favorable or unfavorable rents for the year ended December 31, 2019. For purposes of the favorable and unfavorable rent adjustments, we estimated a weighted average remaining lease term associated with these leases of five years.

(M)

We expect that the Mergers will create significant corporate general and administrative as well as property operating cost savings. There can be no assurance that we will be successful in achieving these anticipated cost savings. As these adjustments cannot be factually supported, we have not included any estimate of the expected future cost savings.

(N)

Depreciation and amortization expense is adjusted to remove $130.4 million of Liberty’s historical depreciation and amortization expense, excluding impairment charges recognized by Liberty, for the nine months ended September 30, 2019, and recognize $360.7 million of depreciation and amortization expense for the year ended December 31, 2019. For purposes of this adjustment, we estimated the various components of the real estate acquired and used an estimated average useful life of 30 years for operating properties and an estimated weighted average remaining lease term associated with in-place leases at December 31, 2019 that approximated four years.

(O)

We adjusted Liberty’s investment in unconsolidated entities to fair value. As a result, we adjusted the equity in earnings that Liberty recognized from these entities to reflect the impact the amortization of these fair value adjustments would have had on earnings from these unconsolidated entities.

(P)

We adjusted Liberty’s interest expense based on the fair value of debt. The adjustment to interest expense includes the removal of Liberty’s historical interest expense, including amortization of deferred financing costs and debt premiums and discounts, and calculation of interest expense based on the estimated fair value of acquired debt, net of amounts capitalized. The weighted average interest rate associated with the debt at fair value was 2.1% at December 31, 2019 (see note H).

(Q)

An adjustment was made to reflect the income allocated to noncontrolling interests in the co-investment entities that Liberty consolidates to reflect the impact the amortization of these fair value adjustments would have had on the earnings of the noncontrolling interests or third parties. In addition, an adjustment was made to reflect the limited partnership unitholders’ ownership percentage of 2.1% in all of the pro forma adjustments described above.

(4) Combined Pro Forma Adjustments

(R)

The unaudited pro forma adjustments to shares or units outstanding used in the calculation of basic earnings per share or unit attributable to common stockholders or unitholders and diluted earnings per share attributable to common stockholders or unitholders, after giving effect to the Exchange Ratio for the Mergers, were as follows (in thousands):

Year Ended
Prologis, Inc.	December 31, 2019
Prologis weighted average common shares outstanding – Basic	630,580
Shares issued to Liberty shareholders – pro forma basis (1)	107,039
Weighted average common shares outstanding – Basic	737,619

Prologis weighted average common shares outstanding – Diluted	654,903
Shares issued to Liberty shareholders – pro forma basis (1)	109,326
Weighted average common shares outstanding – Diluted	764,229

Prologis, L.P.
Prologis weighted average common units outstanding – Basic	641,128
Units issued to Liberty unitholders – pro forma basis (1)	109,326
Weighted average common units outstanding – Basic	750,454

Prologis weighted average common units outstanding – Diluted	654,903
Units issued to Liberty unitholders – pro forma basis (1)	109,326
Weighted average common units outstanding – Diluted	764,229

(1)

The pro forma weighted average shares or units outstanding assumes the issuance of shares and units of Prologis, Inc. common stock and Prologis OP common units in connection with the Mergers throughout all periods presented.